UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2007

HEELYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33182	75-2880496
(State or other jurisdiction of	Commission File No.	(IRS Employer
incorporation or organization)		Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006

(Address of principal executive offices and zip code)

(214) 390-1831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

Consulting Agreement

On August 1, 2007, the Company’s subsidiary Heeling Sports Limited entered into a First Amended and Restated Consulting Agreement with Boss Technical Services (“BTS”) (effective as of January 1, 2007).  This agreement replaced the consulting agreement entered into between BTS and Heeling Sports Limited in September 2006.  The terms of the amended and restated agreement are the same as the terms of the prior agreement except as set forth below.

BTS will pay all expenses associated with one employee of the Company that is assigned to live and work in China other than such employee’s salary and benefits.

The commission paid to BTS for HEELYS-wheeled footwear and aftermarket replacement parts sourced by BTS for each calendar year will be:

o              3% of the Company’s FOB cost on the first 2.0 million pairs shipped;

o              2.5% of the Company’s FOB cost on the next 3.0 million pairs shipped; and

o              2.0% of the Company’s FOB cost on anything more than 5.0 million pairs shipped.

o              The commission will be reset again to 3% to start the next calendar year.

o              The commission for other products will be negotiated on a case-by-case basis.

The foregoing description of the First Amended and Restated Consulting Agreement is qualified in its entirety by reference to the complete text of the agreement which is attached to, and incorporated by reference in, this Form 8-K.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 10.1   First Amended and Restated Consulting Agreement, dated as of August 1, 2007, between Boss Technical Services and Heeling Sports Limited.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Heelys, Inc.

Date: August 14, 2007	By:	/s/ Michael G. Staffaroni
Michael G. Staffaroni
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	First Amended and Restated Consulting Agreement, dated as of August 1, 2007, between Boss Technical Services and Heeling Sports Limited.